CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 of TFLIC Pooled Account No. 44 (the “Registration Statement”) of our report dated April 11, 2024 relating to the statutory basis financial statements of Transamerica Financial Life Insurance Company. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

June 13, 2025